Exhibit 99.1

FOR RELEASE:	July 21, 2017

Mark A. Jeffries

Executive Vice President and Chief Financial Officer

Select Bancorp Inc.

Office: 910-892-7080

markj@selectbank.com

SelectBank.com

SELECT BANCORP ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE CAROLINA PREMIER BANK

The combined company is projected to have $1.1 billion in total assets and 18 branches serving North and South Carolina.

DUNN, NC. . . Select Bancorp, Inc. (“Select”) (NASDAQ: SLCT), the holding company for Select Bank & Trust Company, and Premara Financial, Inc. (“Premara”) (OTC: PARA), the holding company of Carolina Premier Bank, jointly announced today a definitive agreement for Select to acquire Premara, in a stock and cash transaction. The transaction has been unanimously approved by the Boards of Directors of each company and is expected to close in the fourth quarter of 2017, subject to the approval of federal and state regulatory agencies and the receipt of required shareholder approvals.

Carolina Premier Bank, a North Carolina chartered community bank, operates four banking offices, one in Charlotte and three in the South Carolina communities of Rock Hill, Blacksburg and Six Mile. The merger will expand Select’s presence and will allow Select to offer its product line and services to Carolina Premier’s customers. The transaction is expected to be immediately accretive to Select’s earnings per share excluding merger costs, increasing its stand-alone EPS by 10.1% beginning in 2018.

Under the terms of the merger agreement, Premara shareholders will receive merger consideration consisting of approximately 70% stock, with a fixed exchange ratio of 1.0463 shares of Select common stock for each share of Premara common stock, and 30% cash, or $12.65 for each share of Premara common stock. Premara shareholders will have an election option on the type of merger consideration that they would prefer to receive, subject to proration of such elections in accordance with the terms of the merger agreement. The transaction is currently valued at approximately $40 million based on Select’s closing price of $11.89 per share on July 20, 2017.

Select, which first opened for business in 2000, operates 13 branches in the North Carolina communities of Burlington, Clinton, Dunn, Elizabeth City, Fayetteville, Goldsboro, Greenville, Leland, Lillington, Lumberton, Morehead City, Raleigh and Washington. Select also plans to open a full-service branch in Wilmington in October 2017, pending final regulatory approval, which, with the contemplated addition of the Carolina Premier Bank branches, would bring Select’s total branch offices to 18.

“Select is extremely excited to enter the Charlotte, N.C. and northern S.C. markets through the acquisition of Carolina Premier Bank,” said William L. Hedgepeth II, president and CEO. “The acquisition of Carolina Premier Bank will move Select Bank & Trust to over $1 billion in assets and our footprint will expand west to Charlotte and into northern South Carolina. Since our founding in 2000, we have worked hard to become a high-performing community bank in eastern and central North Carolina. We have experienced and local bankers that are dedicated to delivering competitive banking products and services, as well as quality customer service, to our customers and prospective customers in the markets that we are privileged to serve. We think our success is the direct result of that dedication to the markets we serve.”

“Our success and market share in cities and towns such as Dunn, Greenville, Goldsboro and Fayetteville and other locations in North Carolina allow us to continue to expand into markets such as Raleigh, the Wilmington area, and now, Charlotte and northern South Carolina. Our focused efforts on what a community bank should be and our efficiencies allow us the opportunity for expansion. We believe this strategic acquisition will allow us to build out our Raleigh and Wilmington area markets while establishing a presence in western North Carolina and northern South Carolina. We will leverage our resources, expertise, knowledge and commitment to continue as a high-performing community bank while we continue to grow.”

Hedgepeth added, “We look forward to providing the customers and employees of Carolina Premier Bank with the resources to help them be successful. Our bank’s mission is, ‘To be the bank of choice in the communities we serve, by providing exceptional customer service, superior products and experienced bankers using a common sense approach to banking.’”

Carolina Premier Chief Executive Officer David P. Barksdale stated, “We are excited to join the Select Bank & Trust team. Carolina Premier’s customers will find that Select shares our focus on outstanding personalized service. Select is a high-performing bank and their performance measures put them in the Top 10 in the state. Their core values – Leadership, Teamwork, Integrity, Service and Commitment – align with our culture and our core values.”

Select Bancorp, Inc. was advised in the merger by Roger G. Powell, LLC as financial advisor, and Wyrick Robbins Yates & Ponton LLP, serving as legal counsel. The Burke Group, LLC rendered a fairness opinion to Select’s Board of Directors in connection with the transaction. Premara Financial, Inc. was advised by Boenning & Scattergood while Johnson Pope Bokor Ruppel & Burns, LLP served as legal counsel.

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Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Select will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a joint proxy statement/prospectus of Select and Premara. Select will file with the SEC other relevant materials in connection with the proposed merger, and Select and Premara will mail the joint proxy statement/prospectus to their respective shareholders. SHAREHOLDERS OF BOTH SELECT AND PREMARA ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING SELECT, PREMARA AND THE PROPOSED MERGER. A free copy of these documents will be available, and other filings containing information about Select, are available, at the SEC’s Internet site (http://www.sec.gov). The documents can also be obtained, without charge and when they become available, by directing a written request to either Select Bancorp, Inc., 700 W. Cumberland Street, Dunn, NC 28443, Attention: Mark Jeffries, Executive Vice President and Chief Financial Officer, or Premara Financial, Inc., 13024 Ballantyne Corporate Pl, Suite 100, Charlotte, NC 28277, Attention: David P. Barksdale, President and Chief Executive Officer.

Select, Premara and their respective directors and executive officers may be deemed to be “participants” in the solicitation of proxies from the shareholders of Select and Premara with respect to the merger. Information about the directors and executive officers of Premara and their ownership of Premara common stock is available from Premara at the address set forth in the preceding paragraph. Information about the directors and executive officers of Select and their ownership of Select common stock is set forth in Select’s definitive proxy statement filed with the SEC on March 31, 2017, and available at the SEC’s Internet site (http://www.sec.gov) and from Select at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available.

Select Bancorp, Inc.

Select Bancorp, Inc. is a bank holding company, headquartered in Dunn, North Carolina, whose wholly owned subsidiary, Select Bank & Trust Company, is a state-chartered commercial bank insured by the FDIC. Select Bank & Trust Company has 13 branch offices located in Burlington, Clinton, Dunn, Elizabeth City, Fayetteville, Goldsboro, Greenville, Leland, Lillington, Lumberton, Morehead City, Raleigh and Washington, North Carolina. More information can be obtained by visiting Select's web site at www.SelectBank.com. It is FDIC insured and a member of the Federal Home Loan Bank of Atlanta.

Premara Financial, Inc.

Premara Financial, Inc. is the holding company of Carolina Premier Bank, a North Carolina state-chartered community bank, which began operations in 2007. Carolina Premier Bank serves personal and business customers through its four offices in in Charlotte, NC and Rock Hill, Blacksburg and Six Mile, SC. It is FDIC insured and a member of the Federal Home Loan Bank of Atlanta.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements involve a number of risks and uncertainties.

Select and Premara caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Select and Premara, Select and Premara’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Select’s Form 10-Q filed with the SEC on May 10, 2017. Additional risks and uncertainties relating to the proposed merger include: the ability to obtain the requisite Select and Premara shareholder approvals; the risk that Select or Premara may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger; the risk that a condition to closing of the merger may not be satisfied; the time necessary to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer than expected; disruption from the transaction making it more difficult to maintain relationships with customers and employees; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; and other factors. Each forward-looking statement speaks only as of the date of the particular statement and except as may be required by law, neither Select nor Premara undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.